UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2007

Youbet.com, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-26015	95-4627253
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5901 De Soto Avenue Woodland Hills, California	91367
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 668-2100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As further described below, we entered into a separation agreement, dated as of November 29, 2007, with Charles F. Champion.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Charles F. Champion

On November 28, 2007, Charles F. Champion stepped down as president, chief executive officer and chairman of the board, with an effective date of his departure of December 11, 2007. A copy of our press release announcing Mr. Champion’s departure is being filed with this report as Exhibit 99.1.

Also on November 28, 2007, our board of directors approved the terms of a separation agreement with Mr. Champion, which arrangement, in pertinent part, modifies the severance payable to Mr. Champion under his employment agreement with Youbet. Under the terms of the separation agreement, Mr. Champion will be paid approximately $1.4 million as a lump sum on December 7, 2007, which payment is in lieu of severance payments provided over time and certain other severance payments contemplated under his employment agreement. Mr. Champion also will receive approximately $0.25 million as salary, bonus and vacation or other paid time off as a lump sum on December 11, 2007. The agreement also contains a mutual release of claims. The foregoing is a summary of the material terms of the separation agreement with Mr. Champion. As a summary of the material terms of the separation agreement, it does not purport to be complete and is subject to, and qualified in its entirety by, the terms of the separation agreement which is being filed with this report as Exhibit 10.1 and incorporated herein by reference.

Appointment of Gary W. Sproule as Interim Chief Executive Officer

On November 28, 2007, our board of directors appointed Gary W. Sproule as interim chief executive officer effective as of the departure of Mr. Champion on December 11, 2007. The board also formed a search committee to conduct a search for a new chief executive officer. A copy of our press release announcing Mr. Sproule’s appointment is being filed with this report as Exhibit 99.2.

Mr. Sproule joined us as chief financial officer in May 2002 and was named chief operating officer in May 2004. In August 2005, Mr. Sproule was reappointed to the position of chief financial officer. For additional information regarding Mr. Sproule’s background and his existing employment agreement with Youbet, please see our definitive proxy statement filed on April 30, 2007.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

10.1*	Separation Agreement, dated as of November 29, 2007, between Youbet.com, Inc. and Charles F. Champion.

99.1	Press Release, dated as of November 30, 2007, announcing the departure of Charles F. Champion.

99.2	Press Release, dated as of November 30, 2007, announcing the appointment of Gary W. Sproule as acting chief executive officer.

*	Management contract or compensation plan.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YOUBET.COM, INC.

Dated: November 30, 2007	By:	/s/ James A. Burk

James A. Burk
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1*	Separation Agreement, dated as of November 29, 2007, between Youbet.com, Inc. and Charles F. Champion.
99.1	Press Release, dated as of November 30, 2007, announcing the departure of Charles F. Champion.
99.2	Press Release, dated as of November 30, 2007, announcing the appointment of Gary W. Sproule as acting chief executive officer.

*	Management contract or compensation plan.